Exhibit 99
Form 10-Q
December 31, 1996


                                                   NATIONAL FUEL GAS
                                            CONSOLIDATED STATEMENT OF INCOME
                                                      (UNAUDITED)


                                                  Twelve Months Ecded
                                                     December 31,
                                            --------------------------------

                                                  1996            1995
                                                 (Thousands of Dollars)

INCOME
Operating Revenues                             $1,255,181      $1,012,491
                                               ----------      ----------
Operating Expenses
  Purchased Gas                                   508,489         380,645
  Operation                                       285,841         266,609
  Maintenance                                      24,569          25,851
  Property, Franchise and Other Taxes             100,111          92,640
  Depreciation, Depletion and Amortization        103,227          75,046
  Income Taxes - Net                               69,689          44,245
                                               ----------      ----------
                                                1,091,926         885,036
                                               ----------      ----------

Operation Income                                  163,255         127,455
Other Income                                        3,664           5,477
                                               ----------      ----------
Income Before Interest Charges                    166,919         132,932
                                               ----------      ----------


Interest Charges
  Interest on Long-Term Debt                       40,763          40,810
  Other Interest                                   15,286          14,407
                                               ----------      ----------
                                                   56,049          55,217
                                               ----------      ----------

Net Income Available for Common Stock          $  110,870      $   77,715
                                               ==========      ==========

Earnings Per Common Share
  Net Income Available for Common Stock             $2.94           $2.08
                                               ==========      ==========

Weighted Average Common Shares Outstanding     37,741,855      37,425,797
                                               ==========      ==========